Exhibit 10.2

ASSIGNMENT AND BILL OF SALE

THIS ASSIGNMENT AND BILL OF SALE (“Agreement”) is made this 24th day of January 2005, but is effective as of January 1, 2005 (the “Effective Date”) by and between Conquest Exploration Company, L.L.C. (“hereinafter “Assignor”), whose address is 3140 W. Britton Road, Suite 203 Oklahoma City, OK 73120 and Osage energy, L.C.C., whose address is 7100 N. Classen Blvd, Suite 100, Oklahoma City, OK 73116 (hereinafter “Assignee”).

WITNESSETH

Assignor, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does GRANT, SELL, CONVEY, ASSIGN and DELIVER unto Assignee One Hundred percent (100.00%) of all right, title and interest in and the following properties, as of the Effective Date:

A.
The oil and gas leases described on Exhibit "A" (attached hereto and made a part hereof for all purposes), insofar as and only insofar as said leases cover the lands which are specifically described on Exhibit "An, all royalty and overriding royalty interests in existence as of the Effective Date, and further subject to all restrictions, exceptions, reservations, conditions, limitations, burdens, contracts, agreements and other matters applicable to such leases and interests, whether of record or not (the "Leases)

B.
All presently existing and valid oil, gas or mineral unitization, pooling, operating and communitization agreements, declarations and others, in and to the properties covered and the units created thereby, which are appurtenant to the Leases.

C.
All presently existing and valid oil and gas sales, purchase, exchange and processing contracts, casing bead gas contracts, operating agreements, joint venture agreements, partnership agreements, right-of-way easements, permits and surface leases and other contracts, agreements and instruments, insofar as the same are appurtenant to the Leases.

D.	All oil, gas, condensate and natural gas liquids produced after the EFFECTIVE DATE, including “Line till” and inventory below the pipeline connection in the tanks, attributable to the Leases; and,

E.
All wells, equipment, fixtures and personal property located on the lands described on Exhibit “A” or appurtenant to the Leases, including pumps, well equipment (surface and sub-surface), water disposal wells, compressors, gathering lines, flow lines, valves, meters, separators, tanks and tank batteries.

The foregoing leases, interest, rights and property described in Paragraphs A through E, above, are herein called the "Property", located in Osage County, Oklahoma.

TO HAVE AND TO HOLD, the Property, subject to the following:

I.
Assignee hereby assumes and agrees to perform and be bound by all provisions of the Leases and all contractual duties and obligations of Assignor as owner of the Property to the extent that the same are valid and subsisting on the Effective Date. Assignee shall, at its sole expense, comply with all laws, rules, regulations, orders and ordinances (collectively the “laws”) of any governmental authority claiming jurisdiction over the Leases, including, but not limited to, those laws pertaining to the abandonment of wells, the plugging of inactive wells and the restoration of the surface. Assignee shall protect, defend, indemnity and hold Assignor, its officers, directors, employees and agents, harmless from and against any and all claims, demands, suits, causes of action and any sanctions of every kind and character, including reasonable attorneys' fees, court costs and costs of investigation, which may be made or asserted by any party on account of personal injury, death or property damage, including claims for pollution, environmental damage or remediation, any fines or penalties assessed on account of such damage and causes of action alleging statutory liability caused by, arising out of, or in any way incidental to operations conducted on the Property subsequent to the Effective Date or in any way connected with the physical condition of the Property, the equipment or facilities located on the Property as of the Effective Date.

2.
Assignee hereby assumes sole and complete responsibility for the proper and timely removal of all well equipment and personal property from the Property in accordance with any applicable oil and gas leases and governmental regulations pertaining thereto and, from and after the Effective Date, for any and all damages or liability arising out of or in any way connected with said equipment and its removal, use and maintenance.

3.
Assignor shall protect, defend, indemnify and hold harmless Assignee, its officers, directors, employees and agents from and against any and all claims, demands, suites, causes of actions, and any sanctions of every kind and character, including reasonable attorneys· fees, court costs, and costs of investigation, which may be made or asserted by any party on account of personal injury, death, or property damage, including claims for pollution, environmental damage or remediation, any fines or penalties assessed on account of such damage and causes of action alleging statutory liability caused by, arising out of, or in any way incidental to operations conducted on the Property prior to the Effective Date.

4.
Except as provided herein, this Assignment is made without warranties or representations of any kind (including, without limitation, warranties or title) , all representations and warranties being expressly disclaimed: specifically in this connection, but without limiting the generality of the foregoing. ALL EQUJPMENT, OTHER PERSONAL PROPERTY AND FIXTURES SOLD AND CONVEYED TO ASSIGNEE HEREIN IS SOLD AND CONVETED ON NA “AS IS” AND “WHERE IS” BASIS AND ASSIGNOR MAKES NO REPRESENTATIONS OR WARRANTIES, EITHER EXPRESS OR IMPLIED AS TO THE MERCHANTABILITY, QUALITY, CONDITION, OR FITNESS FOR A PARTICULAR PURPOSE OF SUCH EQUIPMENT, OTHER PERSONAL PROPERTY AND FIXTURES.

THE PARTIES AGREE THAT, TO THE EXTENT REQUIRED BY LAW TO BE APPLICABLE, THE DISCLAIMERS CONTAINED WITHIN THIS PARAGRAPH ARE "CONSPICUOUS" DISCLAIMERS FOR THE PURPOSE OF ANY LAW, RULE OR ORDER.

5.
Assignor shall be responsible for all taxes arising from operation of the Property and production therefrom prior to the Effective Date hereof. Assignee shall be responsible for all taxes arising from operation of the Property and production therefrom after the Effective Date hereof. Property taxes for the current tax year shall be prorated between Assignor and Assignee as of the Effective Date. Assignee shall pay and bear all sales taxes, if any, and all documentary transfer taxes relating to the transfer of the Property. Assignee shall promptly cause this Assignment and Bill of Sale to be recorded and shall furnish Assignor with a recorded copy thereof. Assignee shall pay and bear all recording fees and similar costs relative to the Property it acquires.

6.
As part of the consideration for the execution and delivery of this instrument by Assignor, Assignee agrees to all of the terms and provisions hereof and joins in the execution of this instrument to evidence this agreement.

7.	This Assignment shall be binding upon and inure to the benefit of Assignee and Assignor and their respective successors and assigns.

8.	This Assignment is subject to that certain Letter Agreement dated January 25. 2003 by and between Assignor and Assignee.

9.
Assignor agrees that it shall execute and deliver to Assignee any governmental documentation required by the Bureau of Indian Affairs which they would require in order to effectuate this Assignment and Bill of Sale.

EXECUTED as of the day and year first written above.

ASSIGNOR:	CONQUEST EXPLORATION COMPANY, LLC

By:
Manager

ASSIGNEE:	OSAGE ENERGY, LLC

By:
Greg Franklin, Manager

EXHIBIT A

To that certain Assignment and Bill of Sale dated January ___, 2004, by and between Conquest Exploration Company, LLC and Osage .Energy, LL.C. covering lands, wells and equipment in Osage County. Oklahoma to wit:

PROPERTIES:

Oil and Gas Leases:

Osage Lease: SE/4 Section 30-21N-10E, BIA Contract Number 17700, dated 7/21/99.
Hopper Lease: NE/4 Section 31-21N-10E, BIA Contact Number 17701, dated 7/21/99.
Hopper Lease: NW/4 Section 31-21N-10E, BIA Contract Number 17702, dated 7/21/99.

All of the above said Oil and Gas Leases shall be delivered to Assignee at 81.25% Net Revenue Interest lease.

Wells and Associated: Sub-Surface Pipe and Equipment and Surface Equipment:

Osage #1,2,3,4,5,6,7,8 and 10 located in SE/4 of Section 30-21N-10E.

Hopper #1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18 and 19 located in N/2 of Section 31-21N-10E.

Any and all other wells, property and equipment located and associated with any wells located in the SE/4 of Section 30 and the N/2 of Section 31, all in Township 21N, Range 10E, Osage County, Oklahoma and not specifically described hereinabove.